Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-259565) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DICE Therapeutics, Inc. of our report dated March 28, 2022, with respect to the consolidated financial statements of DICE Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Jose, California

March 28, 2022